As filed with the Securities and Exchange Commission on January 17, 2008
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            Sandfield Ventures Corp.
                 (Name of Small Business Issuer in Its Charter)

          NEVADA                                   1000                            26-1367322
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

     Caves Village, West Bay Street
Nassau, New Providence, Bahamas CB-12042     (888) 593-0181       (888) 593-0181
(Address of Principal Executive Offices)    (Telephone Number)      (Fax Number)

        Resident Agents of Nevada
     711 S. Cason Street, Suite 4
        Carson City, NV  89701               (888) 593-0181       (888) 593-0181
(Name and Address of Agent for Service)    (Telephone Number)      (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)      Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock
Shares               4,000,000          $0.015         $60,000          $2.36
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.005 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                            SANDFIELD VENTURES CORP.
               4,000,000 SHARES OF COMMON STOCK AT $.015 PER SHARE

This is the initial offering of common stock of Sandfield Ventures Corp. and no public market currently exists for the securities being offered. Sandfield Ventures Corp. is offering for sale a total of 4,000,000 of common stock at a price of $0.015 per share. The offering is being conducted on a self-underwritten, all-or-none basis, which means our officer and director will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.015 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on _______________.

Sandfield Ventures Corp. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Sandfield Ventures Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, CURRENT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock         $.015           $60,000            $0             $60,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

                  Subject to Completion, Dated _______________

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                         3
     General Information about Our Company                                    3
     The Offering                                                             3
RISK FACTORS                                                                  4
     Risks Associated with our Company                                        4
     Risks Associated with this Offering                                      7
FORWARD LOOKING STATEMENTS                                                    9
USE OF PROCEEDS                                                              10
DETERMINATION OF OFFERING PRICE                                              10
DILUTION                                                                     10
PLAN OF DISTRIBUTION                                                         12
     Offering will be Sold by Our Officer and Director                       12
     Terms of the Offering                                                   12
     Deposit of Offering Proceeds                                            13
     Procedures for and Requirements for Subscribing                         13
LEGAL PROCEEDINGS                                                            13
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON                     13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               15
DESCRIPTION OF SECURITIES                                                    15
INTEREST OF NAMED EXPERTS AND COUNSEL                                        16
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
 LIABILITIES                                                                 16
ORGANIZATION WITHIN LAST FIVE YEARS                                          17
DESCRIPTION OF OUR BUSINESS                                                  17
     Glossary                                                                17
     General Information                                                     19
     Competition                                                             27
     Compliance with Government Regulation                                   27
     Patents and Trademarks                                                  28
     Need for Any government Approval of Principal Products                  28
     Research and Development Activities                                     28
     Employees and Employment Agreements                                     28
     Reports to Security Holders                                             28
PLAN OF OPERATION                                                            29
DESCRIPTION OF PROPERTY                                                      34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               34
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                     34
EXECUTIVE COMPENSATION                                                       36
FINANCIAL STATEMENTS                                                         37
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                  37

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", "Sandfield" and "Sandfield Ventures" are to Sandfield Ventures Corp.

Sandfield Ventures Corp. was incorporated in the State of Nevada on November 5, 2007 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues or operating history. The principal executive offices are located at Caves Village, West Bay Street, Nassau, New Providence, Bahamas. The telephone number is (888)593-0181.

We received our initial funding of $15,000 through the sale of common stock to our officer who purchased 3,000,000 shares of our common stock at $0.005 per share on November 5, 2007. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (November 5, 2007) through the year ended November 30, 2007 report no revenues and a net loss of $690. Our independent auditor has issued an audit opinion for Sandfield Ventures Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claims have been staked and we hired a professional mining engineer to prepare a geological report. We have not yet commenced any exploration activities on the claims. Our property, known as the Git 1-4 Mineral Claims may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claims to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

                                    OFFERING

Securities Being Offered      4,000,000 shares of common stock.

Price per Share               $0.015

Offering Period               The shares are offered for a period not to exceed
                              180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds                  $60,000

Securities Issued
and Outstanding               3,000,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Registration costs            We estimate our total offering registration costs
                              to be $6,400.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete the intended exploration program on our mineral claims. We will need the funds from this offering to complete our business plan. As of November 30, 2007, we had cash in the amount of $14,310. We currently do not have any operations and we have no income.

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the Git 1-4 Mineral Claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on November 5, 2007 and to date have been involved primarily in organizational activities and the acquisition of the mineral claims. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR SANDFIELD VENTURES WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 3 of our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

OUR MINERAL EXPLORATION EFFORTS MAY BE UNSUCCESSFUL RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     No known bodies of commercial ore or economic deposits have been established on our properties. Even in the event commercial quantities of minerals are discovered, the exploration property might not be brought into a state of commercial production. Finding mineral deposits is dependent on a number of factors, including the technical skill of exploration personnel involved. The commercial viability of a mineral deposit once discovered is also dependent on a number of factors, some of which are particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as metal prices.

BECAUSE WE HAVE NOT SURVEYED THE GIT 1-4 CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION IF MINERALIZATION IS FOUND.

     Our ability to generate revenues and profits is expected to occur through exploration, development and production of our property. Substantial expenditures will be incurred in an attempt to establish the economic feasibility of mining operations by identifying mineral deposits and establishing ore reserves through drilling and other techniques, developing metallurgical processes to extract metals from ore, designing facilities and planning mining operations. The economic feasibility of a project depends on numerous factors, including the cost of mining and production facilities required to extract the desired minerals, the total mineral deposits that can be mined using a given facility, the proximity of the mineral deposits to a user of the minerals, and the market price of the minerals at the time of sale. There is no assurance that our exploration program will result in the identification of deposits that can be mined profitably.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claims into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

IF ACCESS TO OUR MINERAL CLAIMS IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause the roads providing access to our claims to become impassable. Snowfall in the area of the claims would typically be from the end of December to February. If the roads are impassable we would be delayed in our exploration timetable.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     Laws and regulations govern the exploration, development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. In many cases, licenses and permits are required to conduct mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on us. Applicable laws and regulations will require us to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, we may be required to stop exploration activities once they are started until a particular problem is remedied or to undertake other remedial actions.

THE MINING INDUSTRY IS HIGHLY SPECULATIVE AND INVOLVES SUBSTANTIAL RISKS.

     The mining industry, from exploration, development and production is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection. The combination of such factors may result in our not receiving an adequate return on investment capital.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Mr. Mark Holcombe, our sole officer and director of the company, currently devotes approximately 5-7 hours per week providing management services to us. While he presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Sandfield Ventures Corp., or anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholder acquired his shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (3,000,000 shares) will be increased by $.004 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.015 per share) of $.006 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.009 per share, reflecting an immediate reduction in the $.015 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     Our business plan allows for the payment of the estimated $6,400 cost of this registration statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MR. HOLCOMBE, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 42% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the amount of Mr. Holcombe's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $60,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

               Total Proceeds to the Company              $60,000

               Phase One Exploration Program                8,500
               Phase Two Exploration Program               11,500
               Phase Three Exploration Program             30,000
               Administration and Office Expense            3,000
               Legal and Accounting                         4,500
               Working Capital                              2,500
                                                          -------

               Total Use of Net Proceeds                  $60,000
                                                          =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. If necessary our director has verbally agreed to loan the company funds to complete the registration process, but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of November 30, 2007, the net tangible book value of our shares was $14,310 or $0.005 per share, based upon 3,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $60,000, the net tangible book value of the 7,000,000 shares to be outstanding will be $64,310, or approximately $.009 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (3,000,000 shares) will be increased by $.004 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.015 per share) of $.006 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.009 per share, reflecting an immediate reduction in the $.015 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 42% of the total number of shares then outstanding, for which he will have made an investment of $15,000, or $.005 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 58% of the total number of shares then outstanding, for which they will have made a cash investment of $60,000, or $.015 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .015
     Net Tangible Book Value Prior to this Offering       $ .005
     Net Tangible Book Value After Offering               $ .009
     Immediate Dilution per Share to New Investors        $ .006

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
     Existing
     Stockholder         $ .005      3,000,000          42%          $15,000

     Investors in
     This Offering       $ .015      4,000,000          58%          $60,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Mark Holcombe, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.015 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $60,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Sandfield Ventures Corp.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

            DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The officer and director of Sandfield Ventures Corp., whose one year terms will expire 12/31/08, or at such a time as their successor(s) shall be elected and qualified are as follows:

Name & Address             Age   Position    Date First Elected    Term Expires
--------------             ---   --------    ------------------    ------------

Mark Holcombe               39   President,       11/05/07          12/31/08
Caves Village, West Bay St.      Secretary,
Nassau, New Providence           Treasurer,
Bahamas  CB-12043                CFO, CEO &
                                 Director

The foregoing person is a promoter of Sandfield Ventures Corp., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. Holcombe currently devotes 5-7 hours per week to company matters. After receiving funding per our business plan he intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

BACKGROUND INFORMATION

MARK HOLCOMBE has been the President, Secretary, Treasurer and a Director of Sandfield Ventures Corp. since inception.

Since October 1st, 2006, Mr. Holcombe has been the Managing Director and Founder of Stirling Partners (Cayman) Limited and Stirling Partners (Bahamas) Limited. He is currently working with a number of developing energy companies in the fields of solar, wind, bio-diesel, ethanol and LNG alternative fuel sources.

Prior to Stirling Partners (Bahamas) Limited, Mr. Holcombe had extensive investment banking experience in all aspects of corporate finance including analysis and execution of merger and acquisitions, acquisition and project financing, with specialized experience in metals and mining, industrial and various natural resource industries. Some of his noteworthy positions included Head of Corporate Development for GEM Global Equities Management, S.A. (February 2004 - May 2006), Vice President of Finance and Corporate Development for Excalibur Pallet Group (February 2002 - January 2004), and Director of Corporate Development for NBCi (May 2000 - April 2001). He also registered GEM Global Equities Management, S.A. with the Securities and Exchange Commission in 2006 and served as the Company's first Chief Compliance Officer.

Mr. Holcombe received a B.A. for Colgate University in 1990 and has taken continuing education classes at Royal School of Mines and Colorado School of Mines.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Sandfield Ventures Corp. voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------

Mark Holcombe                  3,000,000     3,000,000        100%        42%

All Officers and
 Directors as a Group          3,000,000     3,000,000        100%        42%

----------
(1) The person named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 42% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended November 30, 2007, included in this prospectus, have been audited by George Stewart, CPA, 2301 South Jackson St., Suite 101-G, Seattle, WA 98144. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Joseph I. Emas, Esq., has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

James W. McLeod, Professional Geologist of 4590 Doedar Road, Silver Springs, NV 89429 , has provided us with the geology report from which the exploration program contained herein is based upon.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Sandfield Ventures Corp. was incorporated in Nevada on November 5, 2007 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Mark Holcombe was named sole officer and director of the company. At that time the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $15,000 through the sale of common stock to Mr. Holcombe who purchased 3,000,000 shares of our Common Stock at $0.005 per share on November 5, 2007.

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report.

There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of silver and other minerals. The Git property consisting of four contiguous, located, lode mineral claims comprising a total of 82.64 acres, are the only claims currently in the company's portfolio. If our claims do not contain any reserves all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

GLOSSARY

Aeromagnetic survey - a magnetic survey conducted from the air normally using a helicopter or fixed-wing aircraft to carry the detection instrument and the recorder.

Alluvial - unconsolidated sediments that are carried and hence deposited by a stream or river. In the southwest USA most in filled valleys often between mountain ranges were deposited with alluvium.

Andesitic to basaltic composition - a range of rock descriptions using the chemical make-up or mineral norms of the same.

Aphanitic - extremely fine grained crystalline texture.

Blind-basin - a basin practically closed off by enveloping rock exposures making the central portion of unconsolidated alluvial basin isolated.

Colluvium - loose, unconsolidated material usually derived by gravitational means, such as falling from a cliff or scarp-face and often due to a sort of benign erosion such as heating and cooling in a desert environment.

Desert wash - out-wash in dry (desert) or arid areas of colluvium or alluvial material accumulated on the sides of valleys or basin channels by often irregular and violent water flow, i.e. flash floods.

Elongate basin - a longer than wide depression that could be favorable to in-filling by material from adjacent eroding mountains.

Formation - the fundamental unit of similar rock assemblages used in stratigraphy.

Hornfels - a fine grained (contact) metamorphic rock that is without schistocity or foliation (parting) and often exhibits a characteristic "ring" when hit with a rock hammer.

Intermontane belt - between mountains (ranges), a usually longer than wide depression occurring between enclosing mountain ranges that supply the erosional material to infill the basin.

Lode mineral claim (Nevada) - with a maximum area contained within 1500' long by 600' wide = 20.66 acres.

Metamorphism - a change in the character of a rock without the addition of new material generally by the processes of pressure and temperature.

Nuees Ardante or Ladu - an extremely hot, gaseous, somewhat horizontally ejected lava, often from near the summit that accentuates the downward flow or "glowing avalanche" because of its mobility.

Overburden or Drift Cover - any loose material which overlies bedrock.

Plagioclase feldspar - a specific range of chemical composition of common or abundant rock forming silicate minerals.

Playa - the lowest part of an intermontane basin which is frequently flooded by run-off from the adjacent highlands or by local rainfall.

Plutonic, igneous or intrusive rock - usually a medium to coarser grain sized crystalline rock that generally is derived from a sub-surface magma and then consolidated, such as in dykes, plugs, stocks or batholiths, from smallest to largest.

Porphyritic in augite pyroxene - Large porphyroblasts or crystals of a specific rock-forming mineral, i.e. augite occurring within a matrix of finer grained, rock-forming minerals.

Quarternary - the youngest period of the Cenozoic era.

Snow equivalent - Approximately 1" of precipitation (rain) = 1' snow.

Syenite - Coarse grained, alkalic, low in quartz intrusive rock.

Trachyte - fine grained or glassy equivalent of a syenite.

Volcaniclastic - Angular to rounded particles of a wide range of size within (a welded) finer grain-sized matrix of volcanic origin.

GENERAL INFORMATION

The property on which the net proceeds of the offering will be spent, are the Git 1-4 mineral claims, comprised of 4 contiguous claims totaling 82.64 acres. The beneficial owner of the mineral claims is Sanfield Ventures Corp., and the claims are in good standing until September 1, 2008.

The Git 1-4 property lies in the west central area of the State of Nevada west -southwest of the town of Goldfield and is accessible from Highway 95. The area experiences about 4" - 8" of precipitation annually of which about 20% may occur as a snow equivalent. The town of Tonapah that lies 20 miles to the north of Goldfield, NV offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). The claim area ranges in elevation from 4,880' - 5,060' mean sea level. The physiographic setting of the property can be described as open desert in the valleys within a mosaic of rugged mountain ranges in an interior plateau setting.

The recorded mining history of the general area dates from the 1860's when prospectors passed through the area. There were many significant lode gold and other mineral product deposits developed in the area. We have not carried out any exploration work on the claims and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property. It is expected that the initial exploration phase will be supported by generators. The town of Tonapah that lies 20 miles to the north and offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies).

A three-phase exploration program to evaluate the area is considered appropriate and is recommended by the consulting geologist in his report. Phase 1 of the work program will consist of detailed prospecting, mapping and soil geochemistry. Contingent upon favorable results from Phase 1, Phase 2 work would consist of magnetometer and VLF electromagnetic, grid controlled surveys over the areas of interest determined by the Phase 1 survey. Contingent upon the results of Phases 1 and 2, Phase 3 would consist of an induced polarization survey over grid controlled anomalous areas of interest outlined by Phase 1&2 fieldwork. Hoe or bulldozer trenching, mapping and sampling of bedrock anomalies would also be carried out.

The cost of the proposed program is $8,500 for the initial phase of exploration work, $11,500 for the contingent second phase and $30,000 for the third phase. We plan to commence Phase 1 of the exploration program in the spring of 2008 if we are able to raise the necessary funds from this offering.

The discussions contained herein are management's estimates based on information provided by the consulting geologist who prepared the geology report. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claims if mineralization is found.

ACQUISITION OF THE MINERAL CLAIMS

The Git 1-4 Mineral Claims were staked under the supervision of James McLeod, the consulting geologist, and are recorded in the name of the company. The claims are in good standing to September 1, 2008.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

The title for the claims are in good standing until September 2008. During the first week in August 2008 a filing is to be made by the Company to the County and Bureau of Land Management that we intend to retain the claims and to continue performing exploration work on them. Such work will be reported and filed at the appropriate time.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The Git 1-4 mineral claims are comprised of 4 contiguous claims totaling 82.64 acres. The mineral claim area may be located on the Esmeralda County 1:250,000 or the Paymaster Ridge, 7&1/2' map sheet. At the center of the property, at the

4 claim, corner post the latitude is 37(degree) 52.407' N and the longitude is 117(degree) 28.133' W.

The claims are motor vehicle accessible from the Town of Tonopah, Nevada by traveling 20 miles south along Highway 95 to the paved Alkali - Silver Peak cut-off. Taking that 15 miles west until the road becomes gravel surfaced to the Paymaster Canyon gravel road toward the north. This road is taken for 6.5 miles to the mineral claims.

The area experiences about 4" - 8" of precipitation annually of which about 20% may occur as a snow equivalent this amount of precipitation suggests a climatic classification of arid to semi-arid. The summers can experience hot weather, middle 60's to 70's F(degree) average with high spells of 100+F(degree) while the winters are generally more severe than the dry belt to the west and can last from November through February. Temperatures experienced during mid-winter average, for the month of January, from the high 20's to the low 40's F(degree) with low spells down to -20 F(degree).

The Town of Tonopah offers much of the necessary infrastructure required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). Larger or more specialized equipment can likely be acquired in the City of Las Vegas lying 209 miles by paved road (Highway 95) to the south of Tonopah.

                       [MAP SHOWING THE PROPERTY LOCATION]

                        [MAP SHOWING THE CLAIM LOCATION]

HISTORY

The recorded mining history of the general area dates from the 1860's when prospectors passed through heading north and west. The many significant lode gold, silver and other mineral product deposits developed in the area was that of the Goldfield Camp, 1905; Coaldale, coal field, 1913; Divide Silver Mining District, 1921 and the Candalaria silver-gold mine which operated as an underground lode gold deposit in 1922 and again in the 1990's as an open cut, cyanide heap leach operation.

Previous work completed in the area is helpful as it provides some indication as to the type, grades and location of minerals present in the area, though there is no guarantee the previous work will result in any exploitable mineral deposits on our claims.

GEOLOGICAL SETTING

REGIONAL GEOLOGY

The regional geology of Nevada is depicted as being underlain by all types of rock units. These appear to range from oldest to youngest in an east to west direction, respectively. The oldest units are found to occur in the southeast corner of the State along the Colorado River. The bedrock units exhibit a north-south fabric of alternating east-west ranges and valleys. This feature may suggest E-W compression that may have expression as low angle thrust faults on the west and east walls of Paymaster Canyon (see Figure 3a). Faulting plays a large part in many areas of Nevada and an even larger part in the emplacement of mineral occurrences and ore bodies.

LOCAL GEOLOGY

The local geology about the Paymaster Canyon, which lies approximately 15 airmiles to the southwest of Tonopah, NV reveals a N-S trending, elongate or elliptical blind-basin bounded, i.e. closed off around much of its perimeter by rock exposures.

Throughout this outcropping ring-shaped feature are abundant, scattered rock exposures of Lower - Middle Paleozoic carbonate and aphanitic to very fine grain sized sediments, as quartzite, siltstone, claystone and more abundant limestone. Some transitional metamorphic rocks are interlayered.

Jurassic and more abundant Tertiary age intrusive rocks dominate the northern end of the canyon ring while older Lower Paleozoic sedimentary and lesser metamorphic equivalents are more abundant in the southern part of the Paymaster basin.

PROPERTY GEOLOGY

The geology of the Git property area may be described as being covered by Quaternary desert wash, collovium, alluvium and playa deposits and some Lower Paleozoic green siltstone that in place has been metamorphosed to a slatey green hornfels. This younger covered basin within a larger surrounding area of rock exposure and known mineral occurrences exhibits a good geological setting and target area in which to conduct mineral exploration.

Thrust faulting is observed within the periphery rock exposures at the north-end of the Paymaster Canyon with younger Ordovician limestone and shale units lying on the older Lower Cambrian sedimentary rock units. The oldest meta-sedimentary units can be overlain by granitic rocks of Jurassic age or Tertiary age volcanic rock of andesite to rhyolite composition.

The outcrops partially surrounding or flanking the alluvial covered valley underlying the mineral claim area suggests mineral occurrences or structurally prepared bedrock could be sought after in those areas. Some of the metamorphic affects may be caused by possible close at hand intrusive rocks that could give rise to a contact type of alteration or hornfelsing of the older rock units.

PROPERTY MINERALIZATION

The deposit types that are found occurring in the regional area and the more localized areas vary considerably. Silver and gold quartz veins predominate at Tonopah. Some of the most productive veins represent the silicification and replacement of sheeted zones of trachyte that was originally marked by close-set parallel fractures, but not faulting. The two hosts of mineralized quartz veins are 1) older pre-Tertiary volcanic rocks, i.e. Silver Peak (Mineral Ridge area), Weepah and Hornsilver or 2) Tertiary rhyolite host rocks that occur at Tonopah and other younger volcanic rocks, i.e. Goldfield and Divide. Base metal deposits are more commonly of interest now than in the past and many prospects occur in the general area. The industrial mineral barite that is observed to occur either in vein or bedded types have been recognized in the general area.

The base and precious metal deposit types that historically predominate in the general area are as the copper-gold or copper-molybdenum porphyry occurrences with peripheral base and precious metal occurrences as veins and/or contact zones of mineralization.

                               [AEROMAGNETIC MAP]

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claims. Readily available commodities markets exist in the U.S. and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

Our exploration programs in Nevada are subject to state and federal regulations regarding environmental considerations. All operations involving the exploration for the production of minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of streams and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the rights of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming and may delay commencement or continuation of exploration or production operations. Future legislation may significantly emphasize the protection of the environment, and, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as further interpretation of existing laws in the United States, may require substantial increases in equipment and operating costs and delays, interruptions, or a termination of operations, the extent of which cannot be predicted. Environmental problems known to exist at this time in the United States may not be in compliance with regulations that may come into existence in the future. This may have a substantial impact upon the capital expenditures required of us in order to deal with such problem and could substantially reduce earnings.

The regulatory bodies that directly regulate our activities are the Bureau of Land Management (Federal) and the Nevada Department of Environmental Protection (State).

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. We paid $3,500 for the geology report and $3,500 for the staking of the claims.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Mark Holcombe. Mr. Holcombe currently devotes 5-7 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $14,310. We believe our cash balance is sufficient to cover the expenses we will incur during the next twelve months in a limited operations scenario or until we raise the funding from this offering . If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $15,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of silver and other minerals. There is the possibility that our claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claims to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the three phases of the exploration program. In addition to the $50,000 we anticipate spending for the exploration program as outlined below, we anticipate spending an additional $25,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $75,000, which is the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

The following work program has been recommended by the consulting geologist who prepared the geology report.

PHASE 1

Detailed prospecting, mapping and soil geochemistry.
The estimated cost for this program is all inclusive               $ 8,500

PHASE 2

Magnetometer and VLF electromagnetic, grid controlled
surveys over the areas of interest determined by the
Phase 1 survey. Included in this estimated cost are
transportation, accommodation, board, grid installation,
geophysical surveys, maps and report                                11,500

PHASE 3

Induced polarization survey over grid controlled, anomalous
areas of interest outlined by Phase 1&2 fieldwork. Hoe or
bulldozer trenching, mapping and sampling of bedrock
anomalies, including assays, detailed maps and reports              30,000
                                                                   -------

                              Total                                $50,000
                                                                   =======

Each phase following phase 1 is contingent upon favorable results from the previous phase.

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claims in the spring of 2008. We expect this phase to take 15 days to complete and an additional one to two months for the consulting geologist to receive the results from the assay lab and prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program. The estimated cost of this program is $11,500 and will take approximately 10 days to complete and an additional one to two months for the consulting geologist to receive the results from the assay lab and prepare his report.

Following phase two of the exploration program, if it proves successful, we intend to proceed with phase three of our exploration program. The estimated cost of this program is $30,000 and will take approximately 20 days to complete and an additional one to two months for the consulting geologist to receive the results from the assay lab and prepare his report.

We anticipate commencing the second phase of our exploration program in fall 2008 and phase 3 in spring 2009. We have a verbal agreement with James McLeod, the consulting geologist who prepared the geology report on our claims, to retain his services for our planned exploration program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work after the exploration program if we find mineralization.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for our exploration program. We believe that the funds from this offering will allow us to operate for one year.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineral deposits we will proceed with phases two and three and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second public offering, a private placement of our securities or loans from our directors or others.

Our director has agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program and there are no remaining funds in the company. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the Git 1-4 Mineral Claims, comprised of a total of
82.64 acres. We have not carried out any exploration work on the claims and have incurred no exploration costs.

We received our initial funding of $15,000 through the sale of common stock to Mr. Holcombe, our officer and director, who purchased 3,000,000 shares of our common stock at $0.005 per share on November 5, 2007. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (November 5, 2007) through the year ended November 30, 2007 report no revenues and a net loss of $690.

CRITICAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a November 30, year-end.

BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective November 30, 2007 (date of inception).

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statements. The effective date of SFAS No. 123R is the first reporting period beginning after December 15, 2005. The adoption of SFAS No. 123 (revised 2004) should not have a significant impact on the Company's financial position or results of operations until such time the Company has share-based payments. The Company will adopt the provisions of SFAS No. 123R at that time.

In December 2004, the FASB issued SFAS No. 153, "Exchanges OF Non-monetary Assets, an Amendment of APB Opinion No. 29" ("SFAS No. 153"). SFAS No. 153 is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. APB Opinion No. 29, "Accounting for Non-monetary Transactions," provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. Under APB Opinion No. 29, an exchange of a productive asset for a similar productive asset was based on the recorded amount of the asset relinquished. SFAS No. 153 eliminates this exception and replaces it with an exception of exchanges of non-monetary assets that do not have commercial substance. SFAS No. 153 became effective for our Company as of July 1, 2005. The Company will apply the requirements of SFAS No. 153 on any future non-monetary exchange transactions.

In March 2005, the FASB issued FASB Interpretation ("FIN") No. 47 "Accounting For Conditional Asset Retirement Obligations--An Interpretation Of FASB Statement No. 143" ("FIN No. 47"). FIN No. 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset when the timing and/or method of settlement are conditional on a future event. FIN No. 47 is effective for us no later than December 31, 2005. We do not expect that the adoption of FIN No. 47 will have a material impact on our financial condition or results of operations. FIN No. 47 is effective for the Company no later than December 31, 2005. The Company does not expect that the adoption of FIN No. 47 will have a material impact on its financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes And Error Corrections, A Replacement Of APB No. 20 And FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB Opinion No. 20 "Accounting Changes," previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement is effective for our Company as of January

1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on our financial statements.

This statement is effective for the Company as of January 1, 2006. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on its financial statements.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. Our director provides us with office space free of charge at Caves Village, West Bay Street, Nassau, New Providence, Bahamas. The facilities include answering services, fax services, secretarial services, reception area and offices. Management believes the current premises are sufficient for its needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Holcombe will not be paid for any underwriting services that he performs on our behalf with respect to this offering. He will also not receive any interest on any funds that he may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On November 5, 2007, a total of 3,000,000 shares of Common Stock were issued to Mr. Holcombe in exchange for $15,000 US, or $.005 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officer and director of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Sandfield Ventures Corp.; nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Sandfield Ventures Corp. had one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Mr. Holcombe.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
Mark            2007     0          0          0            0          0             0            0          0
Holcombe,
Director

There are no current employment agreements between the company and its executive officer.

On November 5, 2006, a total of 3,000,000 shares of common stock were issued to Mr. Holcombe in exchange for cash in the amount of $15,000 U.S., or $.005 per share. The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Mr. Holcombe currently devotes approximately 5-7 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Sandfield Ventures Corp. for the year ended November 30, 2007, and related notes, included in this prospectus have been audited by George Stewart, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

                            SANDFIELD VENTURES, CORP.

                                      INDEX

Report of Independent Registered Public Accounting Firm                      F-1

Financial Statements:

     Balance Sheet - November 30, 2007                                       F-2

     Statement of Operations - November 5, 2007 through November 30, 2007    F-3

     Statement of Stockholders' Equity - November 5, 2007 through
     November 30, 2007                                                       F-4

     Statement of Cash Flows - November 5, 2007 through November 30, 2007    F-5

Notes to Financial Statements                                                F-6

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sandfield Ventures, Corp.

I have audited the accompanying balance sheet of Sandfield Ventures, Corp. (An Exploration Stage Company) as of November 30, 2007, and the related statement of operations, stockholders' equity and cash flows for the period from November 5, 2007 (inception), to November 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sandfield Ventures, Corp., (An Exploration Stage Company) as of November 30, 2007, and the results of its operations and cash flows from November 5, 2007 (inception), to November 30, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 4 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart, CPA
--------------------------------
Seattle, Washington
January 11, 2008

                            SANDFIELD VENTURES CORP.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                       As of
                                                                    November 30,
                                                                       2007
                                                                     --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $ 14,310
                                                                     --------
TOTAL CURRENT ASSETS                                                   14,310
                                                                     --------

TOTAL ASSETS                                                         $ 14,310
                                                                     ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                   $     --
                                                                     --------
TOTAL CURRENT LIABILITIES                                                  --
                                                                     --------

TOTAL LIABILITIES                                                          --
                                                                     --------

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 3,000,000 shares issued and outstanding
   as of November 30, 2007                                              3,000
  Additional paid-in capital                                           12,000
  Deficit accumulated during exploration stage                           (690)
                                                                     --------
TOTAL STOCKHOLDERS' EQUITY                                             14,310
                                                                     --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $ 14,310
                                                                     ========


                       See Notes to Financial Statements

                            SANDFIELD VENTURES CORP.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                               November 5, 2007
                                                                 (inception)
                                                                   through
                                                                 November 30,
                                                                    2007
                                                                 ----------
REVENUES
  Revenues                                                       $       --
                                                                 ----------
TOTAL REVENUES                                                           --

GENERAL & ADMINISTRATIVE EXPENSES                                       690
                                                                 ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                (690)
                                                                 ----------

NET INCOME (LOSS)                                                $     (690)
                                                                 ==========

BASIC EARNING (LOSS) PER SHARE                                   $    (0.00)
                                                                 ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                        3,000,000
                                                                 ==========


                       See Notes to Financial Statements

                            SANDFIELD VENTURES CORP.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
           From November 5, 2007 (Inception) through November 30, 2007
--------------------------------------------------------------------------------


                                                                                         Deficit
                                                                                       Accumulated
                                                             Common     Additional       During
                                                Common       Stock       Paid-in       Exploration
                                                Stock        Amount      Capital          Stage         Total
                                                -----        ------      -------          -----         -----
BALANCE, NOVEMBER 5, 2007                            --     $    --      $     --        $    --      $     --

Stock issued for cash on November 5, 2007
 @ $0.005 per share                           3,000,000       3,000        12,000                       15,000

Net loss, November 30, 2007                                                                 (690)         (690)
                                              ---------     -------      --------        -------      --------

BALANCE, NOVEMBER 30, 2007                    3,000,000     $ 3,000      $ 12,000        $  (690)     $ 14,310
                                              =========     =======      ========        =======      ========


                       See Notes to Financial Statements

                            SANDFIELD VENTURES CORP.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------


                                                                November 5, 2007
                                                                  (inception)
                                                                    through
                                                                  November 30,
                                                                     2007
                                                                   --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                $   (690)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Accounts Payable                                                     --
                                                                   --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          (690)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES            --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                            3,000
  Additional paid-in capital                                         12,000
                                                                   --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        15,000
                                                                   --------

NET INCREASE (DECREASE) IN CASH                                      14,310

CASH AT BEGINNING OF PERIOD                                              --
                                                                   --------

CASH AT END OF YEAR                                                $ 14,310
                                                                   ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                         $     --
                                                                   ========
  Income Taxes                                                     $     --
                                                                   ========


                       See Notes to Financial Statements

                            SANDFIELD VENTURES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                November 30, 2007


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Sandfield Ventures Corp. (the Company) was incorporated under the laws of the State of Nevada on November 5, 2007. The Company was formed to engage in the acquisition, exploration and development of natural resource properties.

The Company is in the exploration stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a November 30, year-end.

BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective November 30, 2007 (date of inception).

Basic net earnings (loss) per share amounts is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                            SANDFIELD VENTURES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                November 30, 2007


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. RECENT ACCOUNTING PRONOUCEMENTS

In September 2006, the SEC issued SAB No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 had no material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning March 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Post-retirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The implementation of SFAS No. 158 had no material impact on the Company's financial position and results of operations.

                            SANDFIELD VENTURES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                November 30, 2007


In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

NOTE 4. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from November 5, 2007 (date of inception) to November 30, 2007 and generated a net loss of $690. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the exploration stage and has minimal expenses, management believes that the company's current cash of $14,310 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 4,000,000 shares for sale at $.015 per share to raise capital of $60,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 5. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 6. RELATED PARTY TRANSACTIONS

The sole officer and director of the Company may, in the future, become involved in other business opportunities as they become available, he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Mark Holcombe, sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                            SANDFIELD VENTURES CORP.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                November 30, 2007


NOTE 7. INCOME TAXES

                                                         As of November 30, 2007
                                                         -----------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $   690
     Tax rate                                                         34%
                                                                 -------
     Gross deferred tax assets                                       235
     Valuation allowance                                            (235)
                                                                 -------

     Net deferred tax assets                                     $     0
                                                                 =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 8. NET OPERATING LOSSES

As of November 30, 2007, the Company has a net operating loss carryforwards of approximately $690. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 9. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On November 5, 2007, the Company issued a total of 3,000,000 shares of common stock to Mark Holcombe for cash in the amount of $0.005 per share for a total of $15,000.

As of November 30, 2007 the Company had 3,000,000 shares of common stock issued and outstanding.

NOTE 10. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of November 30, 2007:

Common stock, $ 0.001 par value: 75,000,000 shares authorized; 3,000,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"UNTIL ____________, 2008, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sandfield Ventures Corp.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Sandfield Ventures Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $    3
     Accounting fees and expenses                                    $2,600
     Legal fees                                                      $1,500
     Preparation and EDGAR conversion fees                           $1,100
     Transfer Agent fees                                             $  760
     Printing                                                        $  437
                                                                     ------
     Total                                                           $6,400
                                                                     ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On November 5, 2007, a total of 3,000,000 shares of common stock were issued in exchange for $15,000 US, or $.005 per share. These securities were issued to the officer and director of the company.

                                    EXHIBITS

     Exhibit 3.1     Articles of Incorporation
     Exhibit 3.2     Bylaws
     Exhibit 5.1     Opinion re: Legality
     Exhibit 23.1    Consent of counsel (See Exhibit 5)
     Exhibit 23.2    Consent of independent auditor
     Exhibit 23.3    Consent of professional mining engineer (See Exbibit 99.2)
     Exhibit 99.1    Subscription Agreement
     Exhibit 99.2    Geology Report

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Nassau, New Providence, Bahamas on January 15, 2008.

                                       Sandfield Ventures Corp.


                                           /s/ Mark Holcombe
                                           -------------------------------------
                                       By: Mark Holcombe, Director
                                           (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Mark Holcombe                                               January 15, 2008
------------------------------------------                      ----------------
Mark Holcombe, President & Director                                   Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)